Exhibit 2.02

                            REORGANIZATION AGREEMENT

                  SCHIMATIC Cash Transactions Network.com, Inc.

                                       AND

                                  IC One, Inc.

                                  June 30, 1999

                                TABLE OF CONTENTS


ARTICLE I         -        ACQUISITION; PURCHASE PRICE
         1.01              Acquisition

ARTICLE II        -        THE CLOSING
         2.01              Time, Date, and Place of Closing
         2.02              Events Comprising the Closing
         2.03              Public Company's Conditions of Closing
         2.04              Private Company's Conditions
         2.05              Deliveries by the Private Company
         2.06              Deliveries by the Public Company
         2.07              Filings
         2.08              Return of Items

ARTICLE III       -        PRIVATE COMPANY'S REPRESENTATIONS AND WARRANTIES
         3.01              Status of the Private Company
         3.02              Financials
         3.03              Tax Returns; Taxes
         3.04              Real and Personal Property
         3.05              Patents; Trademarks; Trade Names, Licenses, Etc.
         3.06              Contracts; Powers of Attorney
         3.07              Insurance
         3.08              Officers and Directors; Employment Relationships
         3.09              Transactions with Affiliates
         3.10              No Misleading Statements or Omissions
         3.11              Litigation; Compliance with Law
         3.12              Absence of Restrictions and Conflicts
         3.13              Attorneys Review of Contracts

ARTICLE IV        -        PUBLIC COMPANY'S REPRESENTATIONS AND WARRANTIES
         4.01              Status of Public Company
         4.02              Financials
         4.03              Tax Returns; Taxes
         4.04              Real and Personal Property
         4.05              Patents; Trademarks; Trade Names, Licenses, Etc.
         4.06              Contracts; Powers of Attorney
         4.07              Insurance
         4.08              Officers and Directors; Employment Relationships
         4.09              Transactions with Affiliates
         4.10              No Misleading Statements or Omissions
         4.11              Litigation; Compliance with Law
         4.12              Absence of Restrictions and Conflicts
         4.13              Attorneys Review of Contracts


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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ARTICLE V         -        SURVIVAL; INDEMNIFICATION
         5.01              Survival
         5.02              No Liabilities
         5.03              Indemnification

ARTICLE VI        -        OTHER AGREEMENTS
         6.01              Continuing Operation of Business
         6.02              Inspection; Updated Financial Statements
         6.03              No Negotiations
         6.04              Good Faith Efforts; Further Assurances; Cooperation
         6.05              Brokerage Commissions
         6.06              Public Announcements
         6.07              Anti-Dilution
         6.08              Right of Registration

ARTICLE VII       -        TERMINATION AND ABANDONMENT; SPECIFIC PERFORMANCE
         7.01              Termination and Abandonment
         7.02              Specific Performance and Other Remedies
         7.03              Rights and Obligations on Termination

ARTICLE VIII      -        MISCELLANEOUS PROVISIONS
         8.01              Notices
         8.02              Exhibits and Schedules
         8.03              Time of the Essence; Computation of Time
         8.04              Assignment; Successors in Interest
         8.05              Number; Gender
         8.06              Captions; Certain Definitions
         8.07              Controlling Law; Integration; Amendment; Wavier
         8.08              Expenses
         8.09              Arbitration of Disputes
         8.10              Counterparts
         8.11              Consent to Jurisdiction
         8.12              Severability
         8.13              Board of Directors of Public Company

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EXHIBITS


Exhibit A - Shareholder List
Exhibit B - Assignment and Assumption
Exhibit C - Employment Agreements
Exhibit D - Disclosure Schedule
Exhibit E - Memorandum of Understanding


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


                            REORGANIZATION AGREEMENT

                  SCHIMATIC Cash Transactions Network.com, Inc.

                                       AND

                                  IC One, Inc.


         This is a Reorganization Agreement (the "Agreement") dated as of June 30, 1999 by and between SCHIMATIC Cash Transactions Network.com, Inc. and its shareholders (the "Public Company") a Florida corporation, with its stock listed on the NASD bulletin board having its principal office at 13339 Albers St., Sherman Oaks, CA 91401 and IC One, Inc., a Delaware corporation, having its principal office at 205 West 700 South, Suite 200, Salt Lake City, Utah 84101 (the "Private Company") and the Private Company Shareholders listed in Exhibit A (the "Private Company Shareholders"). This agreement is the direct result of the Memorandum of Understanding entered into by the Public Company and the Private Company on June 2, 1999 and attached as Exhibit E and incorporated into this document by reference.

         In consideration of the mutual promises contained in this Agreement and for other good and valuable consideration the Private Company agrees to issue pro rata to all the Shareholders of the Public Company (the "Public Company Shareholders") 5,000,000 shares of total 50,000,000 outstanding and committed equity shares of the Private Company representing 10% of all outstanding and committed shares of the Private Company. These 5,000,000 shares are to be transferred by or on behalf of the recipients to the Public Company.

         Further, the parties agree that the Private Company will create a new company called IC Smartworld, Inc. IC Smartworld, Inc. plans to issue all its shares to the Private Company Shareholders on a pro rata basis to their current holdings in the Private Company. At the closing of this transaction the Private Company will transfer the ownership of the patent #5,806,045 and will license, royalty-free, the use of the Private Company's software to IC Smartworld, Inc. consistent with any use of the patent. Simultaneously, IC Smartworld, Inc. shall provide the Public Company with an exclusive (except as determined by mutual agreement of the Boards of Directors of the Public Company and IC Smartworld) and royalty-free license of patent #5,806,045, for the life of the patent, and any and all ancillary rights (including re-licensing and any rights to currently existing trademarks or trade names).

         The Private Company agrees to solicit its Private Company Shareholders to tender the minimum number of shares to the Public Company to give the Public Company control of at least 805 of the outstanding and committed shares held by the Private Company Shareholders by July 12, 1999 (including the 5,000,000 shares referred to above). If the Private Company Shareholders fail to tender enough shares by that date the private Company and the Public Company agree to rewrite the Agreement so that it complies in all respects with the Memorandum of Understanding dated June 2, 1999 signed by the parties and attached as Exhibit E to this Agreement. Upon receipt of tenders for at least 80% of the outstanding and committed shares of the Private Company, the Public Company will issue .858 shares of the Public Company for each share tendered by the Private Company. The

Initialed by Skip Bennett SB                         Initialed by David Simon DS
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total  number  of shares to be issued  by the  Public  Company  will not  exceed
42,900,000 shares, reduced as set forth below. The Private Company agrees that it will not enter into any transaction that will dilute the interest of the pre-merger Public Company shareholders, IC Smartworld, Inc., IC One, Inc., SCHIMATIC Cash Transactions Network.com, Inc. or any of their successors without he written consent of David Simon.

         The Public Company shares to be issued to Private Company Shareholders within the IC One, Inc. Shareholder base will be reduced pro rata by a total of 4,700,000 shares of the Public Company (the "MGM/MCI Allotment"), which shares shall instead be issued to MGM/MCI Finance. The IC One Shareholder Base is defined as the shares of the Private Company presently issued and outstanding plus any additional shares committed to be issued, all as set forth in Exhibit A attached to this Agreement.


ARTICLE I         CLOSING; PURCHASE PRICE; ADJUSTMENTS

         1.01 Closing. At the Closing described below the Private Company shall issue and transfer 5,000,000 shares representing 10% of its outstanding and committed shares in the Private Company to or for the benefit of the Public Company Shareholders, pro rated by their ownership percentage. Simultaneously, the Public Company Shareholders shall transfer these 5,000,000 shares to the Public Company. The Private Company shall simultaneously transfer the ownership in patent #5,806,045 to IC Smartworld, Inc., which shall sign the license agreement and issue its shares to the Private Company Shareholders on a pro rata basis. The Private Company shall provide to the Public Company the tenders of at least 80% of its outstanding shares signed by Private Company Shareholders. The Public Company shall issue and transfer .858 shares of the Public Company for each share of the Private Company that has been tendered, to a maximum of 42,900,000 shares (less the MGM/MCI allotment). The Public Company shall issue 4,700,000 shares to MGM/MCI Finance, or order.


ARTICLE II        THE CLOSING

         2.01 Time, Date and Place of Closing. The Closing shall take place at the offices of the Private Company, at 10:00 AM local time, as of July 12, 1999. The Closing may also take place at such other location and time on which the parties hereto shall mutually agree. The date upon which the Closing is to take place is defined as the "Closing Date." Failure to close the transactions contemplated herein on the Closing Date shall not in and of itself constitute a reason for a party to terminate this Agreement, termination being governed by
Article VII, and so long as this Agreement is not so terminated, the parties hereto shall continue as set forth in this Agreement to cause the Closing to occur as soon as practicable.

         2.02 Events Comprising the Closing. The Closing, which shall be subject to the satisfaction of the conditions set forth in Sections 2.03 and 2.04 shall consist of the delivery by the Private Company of all outstanding Shares to Public Company and the documents to be delivered pursuant to Section 2.05, the delivery by the Public Company of the Acquisition Shares and the documents to be delivered pursuant to Section 2.06. The Closing of any and all of the transactions hereby shall be deemed not to have occurred unless and until all transactions constituting that Closing shall have been completed and duly accepted by the parties and all such transactions shall be deemed to have taken place simultaneously.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

         2.03 Public Company's Conditions of Closing. Consummation by the Public Company of the Closing is subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the Public Company in whole or in part.

         (a) The representations and warranties of the Private Company contained in this Agreement or in any certificate, schedule, exhibit or other agreement delivered pursuant to the provisions of this Agreement shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of the Closing Date.

         (b) The Private Company, in all material respects, shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

         (c) The Private Company in all material respects, shall be in full compliance with all the required terms and conditions of all agreements material to its business.

         (d)  The  Private   Company  shall  warrant  that  all  Trademarks  and
Intellectual Property including the patent #5,806,045 on the Smart Card and other technologies are owned by the Private Company.

         (e) No material adverse change shall have taken place in the business or financial condition of the Private Company between the date hereof and the Closing Date, other than changes occurring with the prior written consent of the Public Company.

         (f) All required consents of governmental authorities and contracting or other third parties (including without limitation Federal and state securities authorities) to the transactions contemplated by this Agreement shall have been properly obtained and evidence thereof provided to the Public Company insofar as is material to consummation of the purchase of the Company Shares.

         (g) There shall be no judgment, decree, injunction, ruling, order or notice of any court or governmental authority outstanding against the Private Company or the Public Company, or any claim or proceeding or threat of any such action ("a Litigation Problem") which prohibits, restricts or delays, or could in the reasonable opinion of counsel for the Public Company prohibit, restrict or delay the consummation of any of the transactions contemplated by the Agreement, provided, however that the Public Company may in its sole discretion waive in writing prior to the Closing all or any part of this condition as to any particular Litigation Problem.

         (h) Except for the filing of any required certificate amending Certificates of Incorporation or similar documents of the Company, the Public Company to reflect the Closing, all consents, authorizations, orders and approvals of, and filings and registrations with any governmental authority which are required for, or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby shall have been obtained or made.


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

         (i) The execution of this Agreement and the sale and transfer of the Private Company's shareholders shall have received any required approval by the holders of the outstanding shares or other equity interests of the Company entitled to vote thereon in accordance with the provisions of the corporation and other applicable laws of its state of incorporation and with its certificate of incorporation or similar founding document.

         (j) The Private Company shall have delivered to the Public Company a balance sheet and income statement of the Private Company dated as of recent date, in form and substance acceptable to the Public Company.

         (k) The Private Company agrees that David Simon will be elected to and remain on the Board of Directors of the Public Company or any successor organizations, IC One, Inc. and IC Smartworld, Inc. and SCHIMATIC Cash Transactions Network.com, Inc.

         2.04 Private Company's Conditions of Closing. Consummation by the Private Company of the Closing is subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived by the Private Company in whole or in part:

         (a) The representations and warranties of the Public Company contained in this Agreement or in any certificate, schedule, exhibit or other agreement delivered pursuant to the provisions of this Agreement shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of the Closing Date.

         (b) The Public Company, in all material respects, shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by each of them prior to or at the Closing Date.

         (c) The Public Company in all material respects, shall be in full compliance with all the required terms and conditions of all agreements material to its business.

         (d) The Public Company shall warrant that all Trademarks are owned by the Public Company.

         (e) No material adverse change shall have taken place in the business or financial condition of the Public Company between the date hereof and the Closing Date, other than changes occurring with the prior written consent of the Private Company.

         (f) All required consents of governmental authorities and contracting or other third parties (including without limitation Federal and state securities authorities) to the transactions contemplated by this Agreement shall have been properly obtained and evidence thereof provided to the Private Company insofar as is material to consummation of the purchase of the Company Shares.

         (g) There shall be no judgment, decree, injunction, ruling, order or notice of any court or governmental authority outstanding against the Private Company or the Public Company, or any claim or proceeding or threat of any such action ("a Litigation Problem") which prohibits, restricts or delays, or could


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

in the reasonable opinion of counsel for the Private Company prohibit, restrict or delay the consummation of any of the transactions contemplated by the Agreement, provided, however that the Private Company may in its sole discretion waive in writing prior to the Closing all or any part of this condition as to any particular Litigation Problem.

         (h) Except for the filing of any required certificate amending Certificates of Incorporation or similar documents of the Company, the Private Company to reflect the Closing, all consents, authorizations, orders and approvals of, and filings and registrations with any governmental authority which are required for, or in connection with the execution and delivery of this Agreement and the consummation by each party hereto of the transactions contemplated hereby shall have been obtained or made.

         (i) The execution of this Agreement and the sale and transfer of the Public Company's shares shall have received any required approval by the holders of the outstanding shares or other equity interests of the Company entitled to vote thereon in accordance with the provisions of the corporation and other applicable laws of its state of incorporation and with its certificate of incorporation or similar founding document.

         (j) The Public Company shall have delivered to the Private Company a balance sheet and income statement of the Public Company dated as of recent date, in form and substance acceptable to the Private Company.

         2.05 Deliveries by the Private Company. It shall be a Public Company's Condition of Closing that the Private Company shall deliver the following at the Closing, all of which shall be satisfactory in form and substance to the Public Company (all documents shall be dated the Date of Closing unless otherwise specified):

         (a) Certificates for five million (5,000,000) newly issued shares of the Private Company in the names of the Public Company Shareholders.

         (b) Certificates signed by the Private Company updating the Disclosure Schedule delivered pursuant to Article III and confirming the accuracy of all representations and warranties as of the Closing date.

         (c) Consents to the transactions contemplated hereby of the parties to all material contracts, agreements, commitments and understandings to which the Private Company is party or to which it or its assets are subject, to the extent reasonably required to consummate the purchase of the Private Company's outstanding shares.

         (d) Secretary's Certificate attaching true, correct and complete copies of (i) the by-laws, operating agreements or other similar documents of the Private Company and (ii) votes or consents of directors and shareholders required to accomplish the transactions contemplated by this Agreement and certifying that they are in full force and effect and were properly authorized.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

         (e) Certificates for not less than 80% of the Private Company's issued and committed Shares, together with an Assignment and Assumption of such shares from the Private Company Shareholders to the Public Company, substantially in the form attached as Exhibit B to this Agreement.

         (f) A certificate or certificates in the name of the Public Company, evidencing (i) the shares transferred to Public Company by Private Company Shareholders in (e) above and surrendered for cancellation and (ii) the 5,000,000 newly issued shares of the Private Company which were transferred back to the Public Company as provided in Section 2.06(f), made out in the name of the Public Company. Such new certificate(s) shall bear a restrictive legend.

         (g) Corporate books and records of the Private Company, including minutes, stock records, financial records and all, tax, accounting and other business records and documents in the possession of the Private Company or the Shareholder necessary to continue operation of the Private Company.

         (h) Such other documents, certificates and opinions as the Public Company may reasonably request for the purpose of enabling its counsel to provide opinions under this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Private Company.

         (i) Employment Agreements are to be negotiated between the Private Company and David Simon and Elaine Beavon. Salaries and benefits will be comparable to the salaries and benefits of the comparable employees and executives of the Private Company.

         2.06 Deliveries by the Public Company. It shall be a Private Company's Condition of Closing that the Public Company shall deliver the following at the Closing, all of which shall be satisfactory in form and substance to the Private Company (all documents shall be dated the Date of Closing unless otherwise specified):

         (a) Certified copy of the Certificate of Incorporation of the Public Company.

         (b) Secretary's Certificate attaching true, correct and complete copies of (i) the by-laws of the Public Company and (ii) votes or consents of directors and shareholders required to accomplish the transactions contemplated by this Agreement and certifying that they are in full force and effect and were properly authorized.

         (c) A certificate dated the Date of Closing and executed by an officer of the Public Company certifying that (i) the representations and warranties of the Public Company contained in this Agreement or in any exhibit, schedule, certificate or other document delivered by the Public Company pursuant to this Agreement are true and correct on and as of the Date of Closing with the same effect as though such representations and warranties had been made on and as of such date or, if not, in what respects they are not and (ii) each and all of the agreements and covenants of the Public Company to be performed on or before the Date of Closing pursuant to the terms of this Agreement have been duly performed or, if not, in what respects they have not.


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         (d) A certificate  or  certificates  evidencing up to 42,900,000  fully paid and non-assessable shares of Common Stock of the Public Company (less the MGM/MCI Allotment) issued in the names of the Private Company's Shareholders with such restrictions on transfer as counsel shall require to comply with legal requirements.

         (e) A certificate or certificates evidencing 4,700,000 shares of common stock of the Public Company issued in accordance with the MGM/MCI Allotment with such restrictions on transfer as counsel shall require to comply with legal requirements.

         (f)  An  assignment  by  or  on  behalf  of  all  the  Public   Company
Shareholders to the Public Company of all their right, title and interest in and to the 5,000,000 shares of the Private Company issued in their name.

         (g) Such other  documents,  certificates  and  opinions  as the Private
Company may reasonably request for the purpose of enabling its counsel to provide opinions under this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Public Company.

         (f) Corporate books and records of the Public Company, including minutes, stock records, financial records and all, tax, accounting and other business records and documents in the possession of the Private Company or the Shareholder necessary to continue operation of the Private Company.

         (g) Such other  documents,  certificates  and  opinions  as the Private
Company may reasonably request for the purpose of enabling its counsel to provide opinions under this Agreement and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Private Company.

         (h)  Certificate  signed by the Public Company  updating the Disclosure
Schedule   pursuant  to  Article  IV  and   confirming   the   accuracy  of  all
representations and warranties as of the Closing date.

         2.07 Filings. Immediately after the delivery of the items set forth in Sections 2.05 and 2.06 by the parties thereto, any required filings shall be made with corporate and other authorities.

         2.08 Return of Items. If for any reason the Closing is not consummated after the deliveries provided for in Sections 2.05 and 2.06, all items delivered shall be returned to the party or parties delivering them.


ARTICLE III       PRIVATE COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Private Company represents and warrants to the Public Company as of the date hereof and as of the Closing Date, as follows, EXCEPT AS SET FORTH IN THE DISCLOSURE SCHEDULE ATTACHED HERETO AS EXHIBIT D, AS UPDATED:

         3.01 Status of the Private Company.

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         (a)  Organization.  The Private Company is a corporation duly organized and validly existing in good standing under the laws of Delaware and has full corporate power to own or lease its properties and conduct its business as now being conducted. True and accurate copies of (i) the articles of incorporation, as amended to date, (ii) a short form Certificate of Good Standing (listing all amendments, restatements, any articles of merger or similar action affecting the articles of incorporation) from the office of the Delaware Secretary of State and dated not more than ten (10) business days prior to the date of the Closing and (iii) the bylaws and any amendments thereto certified by the Secretary as being in full force and effect without modification, have been furnished to the Public Company. The Private Company is duly qualified and in good standing to transact business as a foreign corporation and has paid all taxes and other fees due in each state or jurisdiction where it does business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the business of the Company. The Company does not own, lease nor use real or personal property nor have employees or agents located in any state or jurisdiction outside Utah and California. The Company has no subsidiaries or affiliates or equity securities of, investments in or loans or advances to any corporation, LLC, partnership, joint venture or other business enterprise or any agreements or commitments for such. The minute books of the Company reflect all material actions and proceedings taken at meetings or by written consent of the shareholders or Board of Directors and any committee thereof. The stock records of the Company accurately reflect all stock issuances and transfers of record.

         (b) Capitalization; Ownership Interests. All outstanding shares of capital stock of the Private Company are owned by Private Company's Shareholders as set forth on Exhibit A of this Agreement. No warrants, subscriptions, calls or other rights or commitments to issue or acquire any capital stock or other securities of the Private Company or rights or obligations of any kind convertible into securities of any kind or class of the Private Company are authorized, outstanding or otherwise existing. Except as described in the Disclosure Schedule there are no agreements or understandings of any kind to which the Private Company is a party or by which it is bound relating to the issuance, voting, purchase, repurchase, redemption or transfer of stock or other equity interest of the Private Company or any other securities of any Company and no agreements or other understandings as to joint venture, profit sharing or other interests in operations or ownership. No stock or other equity interest in the Private Company has been issued or sold and delivered in violation of any preemptive or similar right or in violation of any corporate, business organization or securities law. No shareholder or equity owner or former shareholder or equity owner and no shareholder of any corporation or other entity heretofore merged or consolidated with or into the Private Company or its predecessors has any claim or cause of action whatsoever against it or its shareholders or equity owners arising out of or in any way connected with any occurrence or state of facts in existence prior to the date of this Agreement and no such shareholder, equity owner, or former shareholder or equity owner shall come to have any claim or cause of action whatsoever against the Private Company or the Public Company arising out of or in any way connected with any occurrence or state of facts in existence prior to the date of this Agreement.

         (c) Authorization. The execution and delivery of this Agreement and the due consummation by the Private Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Board of Directors and shareholders of the Private Company in compliance with applicable law and this Agreement constitutes the valid and binding agreement of the Private Company and the Shareholders, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization,

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insolvency,  moratorium  and  similar  laws from  time to time in effect  and to general principles of equity. The Private Company and the Shareholders are duly authorized to execute this Agreement and all other agreements or documents attached as exhibits or referred to therein and to engage in and consummate all the transactions and other acts contemplated thereby. Except as described in the Disclosure Schedule, the Private Company knows of no claim, law or regulatory or contract provision that would prevent or impede the due execution and delivery of all such documents by the Private Company and the completion of all such transactions and acts.

         3.02 Financials.

         (a) Financial Statements. Attached as exhibits to the Disclosure Statement are true, correct and complete copies of a balance sheet of the Company as of May 31, 1999, plus related statements of net income for the period year ended May 31, 1999, (all of which, including the notes thereto, together with the financial statements hereafter delivered are referred to herein as the "Private Company's Financials"). Except as described in the Disclosure Schedule, the Company Financials are consistent in all material respects with the books and records of the Company taken as a whole, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and fairly present the financial position of the Company as of their respective dates and the results of operations of the Company for the periods then ended.

         (b) Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Private Company's Financials or expressly described in the Note thereto or in the Disclosure Schedule, and except for trade payables and similar liabilities and obligations arising in the ordinary course of business since May 31, 1999 or which in the aggregate do not exceed $10,000, the Private Company will have on the Closing Date (i) no known liabilities or obligations of a type that would be required by generally accepted accounting principles to be accrued or otherwise reflected on a balance sheet (or the notes thereto) dated as of the Closing and (ii) no other material liability of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, arising from any state of facts existing on or before the Closing Date.

         (c) No Liabilities as Guarantor; Warranties. Except as set forth in the Disclosure Schedule, the Private Company is not directly or indirectly liable, by guaranty, surety or otherwise with respect to any debt, dividend or other obligation of any person, corporation, association, partnership or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection. Except as set forth in the Disclosure Schedule and except as provided by applicable law relating to the sale of goods and services, there are no outstanding warranties or guaranties upon any goods or services sold by the Company.

         (d) Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as contemplated by or disclosed in this Agreement, since May 31, 1999, there has not been (i) any material adverse change in the financial condition, assets, liabilities or business of the Private Company, (ii) any cancellation by any of them of any indebtedness owing to the Private Company, or any other material waiver of any rights held by the Private Company, or settlement of any dispute involving more than $5,000, (iii) any sale, assignment, transfer, license, disposition or lapse of any franchise, patent, license, trademark, trade name or copyright or other contract or intangible right of the Private Company, (iv) any loan or advance by any Company to any


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person,  except a normal travel advance or other reasonable expense advance, (v)
any capital expenditure or commitment by any Company in excess of $10,000 for an
individual  project  or  $50,000  in  the  aggregate,   (vi)  any  agreement  or
arrangement entered into by the Private Company with any affiliate or associate or employee other than for reimbursement of ordinary and necessary expenses incurred in connection with employment, (vii) other than in the ordinary course of business, any sale or granting to any party or parties of any license, franchise, option, contract or other right of any nature whatsoever to sell, distribute, or otherwise deal in or with the product or services provided by the Private Company or to use any license or permit, patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets or other contract or proprietary rights of the Private Company, or any agreement therefor
(viii) any new contract, agreement, commitment or understanding entered into by the Private Company (other than for the purchase of raw materials, products, supplies and services and the sale of products and services entered into in the ordinary course of business) involving payment by or to the Private Company of $10,000 or more individually or, when added to all others, $50,000 or more in the aggregate; or (ix) any other transaction entered into by the Private Company other than in the ordinary course of business.

         (e) Accounts Receivable. Except as set forth on the Disclosure Schedule, any and all accounts receivable of the Private Company as reflected in the Private Company's Financials, to the extent uncollected, are valid and, to the best of the knowledge of the Private Company, are fully collectible without resort to legal proceedings and represent moneys due for products or services sold and delivered. There are no refunds or other adjustments, except discounts given in the ordinary course of business, payable in respect of any of such accounts receivable. To the knowledge of the Private Company, there are no defenses, rights of set-off, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof.

         3.03 Tax Returns; Taxes. The Private Company warrants it has filed all applicable income tax returns in the U. S. and in the States in which it operates. Except as set forth in the Disclosure Schedule all amounts shown as due and payable have been paid and all accrued liabilities are properly reflected on the Financial Statements. All taxes or other assessments and levies which the Private Company is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the Private Company in a depository bank account for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Private Company. All taxes or other assessments and levies which the Private Company is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the Private Company in a depository bank account for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Private Company. No tax return of the Private Company has been audited by any federal, state or local tax authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period with respect to the Private Company.

         3.04 Real and Personal Property.

         (a) Ownership. The Private Company owns no real property. All of the personal property, including contract rights, patents, trademarks or names, licenses, permits and applications therefor (the "Assets") are scheduled in


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Exhibit B, are reflected on the Company  Financials and are owned free and clear by the Private Company and, except as clearly set forth or described in the Private Company's Financials or in the Disclosure Schedule, none of such
personal  property  is  subject  to  any  material   mortgage,   pledge,   lien,
restriction, encumbrance, charge or other adverse claim.

         (b) Leases; Subleases. The Private Company has no leases or subleases, except as listed in Schedule D.

         (c) Documentation; Records. The products, services and systems provided or used by the Private Company and included in the Private Company's Assets are documented, and any software includes source code, all software is written in standard language in accordance with normal industry standards and can readily be archived, accessed (subject to password and other security requirements), retrieved and utilized by trained personnel without the addition of codes, keys or other encryption or security devices not transferred or provided to the Public Company.

         3.05 Patents; Trademarks; Trade Names, Licenses, Etc.

         (a) Ownership. The Private Company warrants that it is the rightful owner of a patent referred to as a loyalty chip and that all such patents and that the Private Company will grant to the Public Company an exclusive license to all of its proprietary intellectual property, exclusive of licenses already granted in the ordinary course of business to others.

         (b) No Violations. To the best of the Private Company's knowledge, the Company has not violated or infringed any patent, trademark, service mark, trade name, copyright, technology, know-how, process, license, permit, trade secret or other rights or other intellectual properties of any third party.

         3.06 Contracts; Powers of Attorney.

         (a) Contracts. Each written or oral contract, agreement, commitment or understanding to which the Private Company or any person constituting the Private Company a party or to which any of their properties is subject which is material to the operation of the business or the Private Company's Assets being transferred is listed in the Disclosure Schedule. All such contracts, agreements, commitments or understandings are referred to herein as "Contracts." Except as set forth in the Disclosure Schedule neither the Private Company nor is in default in connection with any Contracts nor, so far as any of them knows, is there any basis for any material claim or default in, any respect under any Contract; so far as any of them knows, no other party is in material default under any of the Contracts, no act or event (other than overdue payments not more than 60 days late) has occurred which, with notice or lapse of time, or both, would constitute a default under any of the Contracts and, so far as they both know, there is no basis for such; there is no outstanding notice of cancellation or termination in connection therewith; and to the best of the Private Company's knowledge, each of the Contracts is a valid and binding obligation of the signatory, and, so far as they know, of the other parties thereto, which is in full force and effect in accordance with its terms. To the extent requested by the Public Company in writing before the date hereof, the Private Company has furnished to the Public Company letters or other written evidence acceptable to it from contracting parties evidencing the due compliance by the Private Company with the terms and conditions of applicable contracts and that they are in full force and effect.


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         (b) Powers of Attorney.  Except as set forth in the Disclosure Schedule there are no persons holding powers of attorney or similar rights from the Company or the Private Company.

         3.07 Insurance. The Company maintains no insurance except those listed in Schedule D.

         3.08 Officers and Directors; Employment Relationships. The Disclosure Schedule sets forth a list of all of the officers and directors of the Private Company, specifying their office and annual rate of compensation, and a list of each employee of the Private Company as of the date of the Schedule setting forth each employee's compensation, date of hire and whether or not contributions are made for him or her under the employee benefit plans described in the Disclosure Schedule. Other than as described in the Disclosure Schedule and other than benefits that by their terms are available to substantially all the Private Company's employees, the Private Company has no material obligations or commitments, contingent or otherwise, under any employment contract or arrangement, bonus, incentive or deferred compensation plan or arrangement, pension, profit-sharing, stock purchase or other such plan or arrangement, insurance or other retirement, compensation or fringe benefit plan or arrangement or collective bargaining agreement.

         3.09 Transactions with Affiliates. Except as set forth in the Disclosure Schedule there is no lease, sublease, contract, agreement, commitment, understanding, or other arrangement of any kind whatsoever entered into by the Company or either Shareholder with any affiliated firm, person or corporation.

         3.10 No Misleading Statements or Omissions. No representation or warranty by the Private Company in this Article III or in any written exhibit, statement, certificate or agreement required to be furnished by the Private Company to the Public Company pursuant to this Agreement intentionally contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

         3.11 Litigation; Compliance with Law.

         (a) The Private Company is not engaged in or a party to or, to the best knowledge of either of them, threatened with any claim, controversy, legal action, or other proceeding whether or not before any court or administrative agency and whether by a private or public party, any adverse determination of which might adversely affect it or its business and, so far as either of them knows, there is no basis for such;

         (b) No governmental authority in the last five years has (i) charged the Private Company with the commission of a crime or (ii) given notice to the Private Company that it was conducting any investigation of which the Company or either Shareholder was the subject.

         (c) The Private Company has complied in all material respects with each federal, state or other statute, law, judgment, order, decree, regulation or rule of any court or governmental authority applicable to it, including without limitation all trademark, copyright, antitrust and trade regulation laws, all communications laws, and all rules and regulations promulgated under such laws.


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

Except as set forth in the Disclosure Schedule, the Company holds all required licenses and permits to conduct the business done and intended to be done by it.

         3.12 Absence of Restrictions and Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not with the passing of time or the giving of notice or both (a) constitute a violation of, conflict with, constitute a breach of or default under or result in the creation or imposition of any security interest, lien or other encumbrance, upon any of the Assets under (i) any term or provision of the articles of incorporation or bylaws or other similar basic document of the Company or (ii) any agreement, commitment or understanding to which the Company or either Shareholder is a party or to which any of them or any of their properties is subject; (iii) any judgment, decree or order of any court or governmental authority or agency; or (iv) any statute, law, regulation or rule or (b) create, or cause the acceleration of maturity of, any debt, obligation or liability of the Private Company. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person, corporation, firm or entity with respect to the Private Company is required in connection with the execution or delivery of or the performance under this Agreement or the consummation of the transactions contemplated by this Agreement other than as set forth in the Disclosure Schedule or described elsewhere herein.

         3.13 Attorney's Review of Contracts. All parties have involved their own attorneys in reviewing these documents and are fully informed of their rights and responsibilities.

ARTICLE IV        PUBLIC COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Public Company represents and warrants to the Public Company as of the date hereof and as of the Closing Date, as follows, EXCEPT AS SET FORTH IN THE DISCLOSURE SCHEDULE ATTACHED HERETO AS EXHIBIT D, AS UPDATED:

         4.01 Status of the Public Company.

         (a) Organization. The Public Company is a corporation duly organized and validly existing in good standing under the laws of Florida and has full corporate power to own or lease its properties and conduct its business as now being conducted. True and accurate copies of (i) the articles of incorporation, as amended to date, (ii) a short form Certificate of Good Standing (listing all amendments, restatements, any articles of merger or similar action affecting the articles of incorporation) from the office of the Florida Secretary of State and dated not more than ten (10) business days prior to the date of the Closing and
(iii) the bylaws and any amendments thereto certified by the Secretary as being in full force and effect without modification, have been furnished to the Public Company. The Public Company is duly qualified and in good standing to transact business as a foreign corporation and has paid all taxes and other fees due in each state or jurisdiction where it does business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the business of the Company. The Company does not own, lease nor use real or personal property nor have employees or agents located in any state or jurisdiction outside Utah and California. The Company has no subsidiaries or affiliates or equity securities of, investments in or loans or advances to any corporation, LLC, partnership, joint venture or other business enterprise or any agreements or commitments for such. The minute books of the Company reflect all


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

material actions and proceedings taken at meetings or by written consent of the shareholders or Board of Directors and any committee thereof. The stock records of the Company accurately reflect all stock issuances and transfers of record.

         (b) Capitalization; Ownership Interests. All outstanding shares of capital stock of the Public Company are owned by Shareholders as set forth on Exhibit A of this Agreement. No warrants, subscriptions, calls or other rights or commitments to issue or acquire any capital stock or other securities of the Public Company or rights or obligations of any kind convertible into securities of any kind or class of the Public Company are authorized, outstanding or otherwise existing. Except as described in the Disclosure Schedule there are no agreements or understandings of any kind to which the Public Company is a party or by which it is bound relating to the issuance, voting, purchase, repurchase, redemption or transfer of stock or other equity interest of the Public Company or any other securities of any Company and no agreements or other understandings as to joint venture, profit sharing or other interests in operations or ownership. No stock or other equity interest in the Public Company has been issued or sold and delivered in violation of any preemptive or similar right or in violation of any corporate, business organization or securities law. No shareholder or equity owner or former shareholder or equity owner and no shareholder of any corporation or other entity heretofore merged or consolidated with or into the Public Company or its predecessors has any claim or cause of action whatsoever against it or its shareholders or equity owners arising out of or in any way connected with any occurrence or state of facts in existence prior to the date of this Agreement and no such shareholder, equity owner, or former shareholder or equity owner shall come to have any claim or cause of action whatsoever against the Public Company or the Public Company arising out of or in any way connected with any occurrence or state of facts in existence prior to the date of this Agreement.

         (c) Authorization. The execution and delivery of this Agreement and the due consummation by the Public Company of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of the Board of Directors and shareholders of the Public Company in compliance with applicable law and this Agreement constitutes the valid and binding agreement of the Public Company and the Shareholders, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws from time to time in effect and to general principles of equity. The Public Company and the Shareholders are duly authorized to execute this Agreement and all other agreements or documents attached as exhibits or referred to therein and to engage in and consummate all the transactions and other acts contemplated thereby. Except as described in the Disclosure Schedule, the Public Company knows of no claim, law or regulatory or contract provision that would prevent or impede the due execution and delivery of all such documents by the Public Company and the completion of all such transactions and acts.

         4.02 Financials.

         (a) Financial Statements. Attached as exhibits to the Disclosure Statement are true, correct and complete copies of a balance sheet of the Company as of May 31, 1999, plus related statements of net income for the period year ended May 31, 1999, (all of which, including the notes thereto, together with the financial statements hereafter delivered are referred to herein as the "Public Company's Financials"). Except as described in the Disclosure Schedule, the Company Financials are consistent in all material respects with the books and records of the Company taken as a whole, have been prepared in accordance


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

with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and fairly present the financial position of the Company as of their respective dates and the results of operations of the Company for the periods then ended.

         (b) Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Public Company's Financials or expressly described in the Note thereto or in the Disclosure Schedule, and except for trade payables and similar liabilities and obligations arising in the ordinary course of business since the date of the financial statements or which in the aggregate do not exceed $10,000, the Public Company will have on the Closing Date (i) no known liabilities or obligations of a type that would be required by generally accepted accounting principles to be accrued or otherwise reflected on a balance sheet (or the notes thereto) dated as of the Closing and (ii) no other material liability of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, arising from any state of facts existing on or before the Closing Date.

         (c) No Liabilities as Guarantor; Warranties. Except as set forth in the Disclosure Schedule, the Public Company is not directly or indirectly liable, by guaranty, surety or otherwise with respect to any debt, dividend or other obligation of any person, corporation, association, partnership or other entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection. Except as set forth in the Disclosure Schedule and except as provided by applicable law relating to the sale of goods and services, there are no outstanding warranties or guaranties upon any goods or services sold by the Company.

         (d) Absence of Certain Changes. Except as set forth in the Disclosure Schedule or as contemplated by or disclosed in this Agreement, since May 31, 1999, there has not been (i) any material adverse change in the financial condition, assets, liabilities or business of the Public Company, (ii) any cancellation by any of them of any indebtedness owing to the Public Company, or any other material waiver of any rights held by the Public Company, or settlement of any dispute involving more than $5,000, (iii) any sale, assignment, transfer, license, disposition or lapse of any franchise, patent, license, trademark, trade name or copyright or other contract or intangible right of the Public Company, (iv) any loan or advance by any Company to any person, except a normal travel advance or other reasonable expense advance, (v) any capital expenditure or commitment by any Company in excess of $10,000 for an individual project or $50,000 in the aggregate, (vi) any agreement or arrangement entered into by the Public Company with any affiliate or associate or employee other than for reimbursement of ordinary and necessary expenses incurred in connection with employment, (vii) other than in the ordinary course of business, any sale or granting to any party or parties of any license, franchise, option, contract or other right of any nature whatsoever to sell, distribute, or otherwise deal in or with the product or services provided by the Public Company to use any license or permit, patent, trade name, trademark, service mark, copyright, pending applications therefor, trade secrets or other contract or proprietary rights of the Public Company, or any agreement therefor (any new contract, agreement, commitment or understanding entered into by the Public Company (other than for the purchase of raw materials, products, supplies and services and the sale of products and services entered into in the ordinary course of business) involving payment by or to the Public Company of $10,000 or more individually or, when added to all others, $50,000 or more in the aggregate; or (ix) any other transaction entered into by the Public Company other than in the ordinary course of business.


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

         (e) Accounts Receivable. Except as set forth on the Disclosure Schedule, any and all accounts receivable of the Public Company as reflected in the Public Company's Financials, to the extent uncollected, are valid and, to the best of the knowledge of the Public Company, are fully collectible without resort to legal proceedings and represent moneys due for products or services sold and delivered. There are no refunds or other adjustments, except discounts given in the ordinary course of business, payable in respect of any of such accounts receivable. To the knowledge of the Public Company, there are no defenses, rights of set-off, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof.

         4.03 Tax Returns; Taxes. The Public Company warrants it has no liability for income taxes in the U. S. and in the States in which it operates as it has operated at a loss from inception to the present date. Except as set forth in the Disclosure Schedule all amounts shown as due and payable have been paid and all accrued liabilities are properly reflected on the Financial Statements. All taxes or other assessments and levies which the Public Company is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the Public Company in a depository bank account for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Public Company. All taxes or other assessments and levies which the Public Company is or was required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper governmental authorities or are held by the Public Company in a depository bank account for such payment and all such withholdings and collections and all other payments due in connection therewith are duly set forth on the books of the Public Company. No tax return of the Public Company has been audited by any federal, state or local tax authority. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state or local tax return for any period with respect to the Public Company.

         4.04 Real and Personal Property.

         (a) Ownership. The Public Company owns no real property. All of the personal property, including contract rights, patents, trademarks or names, licenses, permits and applications therefor (the "Assets") are scheduled in Exhibit B, are reflected on the Company Financials and are owned free and clear by the Public Company and, except as clearly set forth or described in the Public Company's Financials or in the Disclosure Schedule, none of such personal property is subject to any material mortgage, pledge, lien, restriction, encumbrance, charge or other adverse claim.

         (b) Leases; Subleases. The Public Company has no leases or subleases, except as listed in Schedule D.

         (c) Documentation; Records. The products, services and systems provided or used by the Public Company and included in the Public Company's Assets are documented, and any software includes source code, all software is written in standard language in accordance with normal industry standards and can readily be archived, accessed (subject to password and other security requirements), retrieved and utilized by trained personnel without the addition of codes, keys or other encryption or security devices not transferred or provided to the Public Company.


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

         4.05 Patents; Trademarks; Trade Names, Licenses, Etc.

         (a) No Violations. To the best of the Public Company's knowledge, the Company has not violated or infringed any patent, trademark, service mark, trade name, copyright, technology, know-how, process, license, permit, trade secret or other rights or other intellectual properties of any third party.

         4.06 Contracts; Powers of Attorney.

         (a) Contracts. Each written or oral contract, agreement, commitment or understanding to which the Public Company or any person constituting the Public Company a party or to which any of their properties is subject which is material to the operation of the business or the Public Company's Assets being transferred is listed in the Disclosure Schedule. All such contracts, agreements, commitments or understandings are referred to herein as "Contracts." Except as set forth in the Disclosure Schedule neither the Public Company nor is in default in connection with any Contracts nor, so far as any of them knows, is there any basis for any material claim or default in, any respect under any Contract; so far as any of them knows, no other party is in material default under any of the Contracts, no act or event (other than overdue payments not more than 60 days late) has occurred which, with notice or lapse of time, or both, would constitute a default under any of the Contracts and, so far as they both know, there is no basis for such; there is no outstanding notice of cancellation or termination in connection therewith; and to the best of the Public Company's knowledge, each of the Contracts is a valid and binding obligation of the signatory, and, so far as they know, of the other parties thereto, which is in full force and effect in accordance with its terms. To the extent requested by the Public Company in writing before the date hereof, the Public Company has furnished to the Public Company letters or other written evidence acceptable to it from contracting parties evidencing the due compliance by the Public Company with the terms and conditions of applicable contracts and that they are in full force and effect.

         (b) Powers of Attorney. Except as set forth in the Disclosure Schedule there are no persons holding powers of attorney or similar rights from the Company or the Public Company.

         4.07 Insurance. The Company maintains no insurance except those listed in Schedule D.

         4.08 Officers and Directors; Employment Relationships. The Disclosure Schedule sets forth a list of all of the officers and directors of the Public Company, specifying their office and annual rate of compensation, and a list of each employee of the Public Company as of the date of the Schedule setting forth each employee's compensation, date of hire and whether or not contributions are made for him or her under the employee benefit plans described in the Disclosure Schedule. Other than as described in the Disclosure Schedule and other than benefits that by their terms are available to substantially all the Public Company's employees, the Public Company has no material obligations or commitments, contingent or otherwise, under any employment contract or arrangement, bonus, incentive or deferred compensation plan or arrangement, pension, profit-sharing, stock purchase or other such plan or arrangement, insurance or other retirement, compensation or fringe benefit plan or arrangement or collective bargaining agreement.

         4.09  Transactions  with  Affiliates.   Except  as  set  forth  in  the
Disclosure  Schedule  there  is  no  lease,   sublease,   contract,   agreement,


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

commitment, understanding, or other arrangement of any kind whatsoever entered into by the Company or either Shareholder with any affiliated firm, person or corporation.

         4.10 No Misleading Statements or Omissions. No representation or warranty by the Public Company in this Article IV or in any written exhibit, statement, certificate or agreement required to be furnished by the Public Company to the Public Company pursuant to this Agreement intentionally contains or will contain any untrue statement of a material fact, or intentionally omits or will omit to state a material fact necessary to make the statements herein or therein not misleading.

         4.11 Litigation; Compliance with Law.

         (a) The Public Company is not engaged in or a party to or, to the best knowledge of either of them, threatened with any claim, controversy, legal action, or other proceeding whether or not before any court or administrative agency and whether by a private or public party, any adverse determination of which might adversely affect it or its business and, so far as either of them knows, there is no basis for such.

         (b) No governmental authority in the last five years has (i) charged the Public Company with the commission of a crime or (ii) given notice to the Public Company that it was conducting any investigation of which the Company or either Shareholder was the subject.

         (c) The Public Company has complied in all material respects with each federal, state or other statute, law, judgment, order, decree, regulation or rule of any court or governmental authority applicable to it, including without limitation all trademark, copyright, antitrust and trade regulation laws, all communications laws, and all rules and regulations promulgated under such laws. Except as set forth in the Disclosure Schedule, the Company holds all required licenses and permits to conduct the business done and intended to be done by it.

         4.12 Absence of Restrictions and Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not with the passing of time or the giving of notice or both (a) constitute a violation of, conflict with, constitute a breach of or default under or result in the creation or imposition of any security interest, lien or other encumbrance, upon any of the Assets under (i) any term or provision of the articles of incorporation or bylaws or other similar basic document of the Company or (ii) any agreement, commitment or understanding to which the Company or either Shareholder is a party or to which any of them or any of their properties is subject; (iii) any judgment, decree or order of any court or governmental authority or agency; or (iv) any statute, law, regulation or rule or (b) create, or cause the acceleration of maturity of, any debt, obligation or liability of the Public Company. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or other person, corporation, firm or entity with respect to the Public Company is required in connection with the execution or delivery of or the performance under this Agreement or the consummation of the transactions contemplated by this Agreement other than as set forth in the Disclosure Schedule or described elsewhere herein.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

         4.13 Attorney's Review of Contracts. All parties have involved their own attorneys in reviewing these documents and are fully informed of their rights and responsibilities.

ARTICLE V         SURVIVAL; INDEMNIFICATION

         5.01 Survival. All representations and warranties made by the Public Company and the Private Company in this Agreement or required by this Agreement to be made in any exhibit, schedule, certificate, or instrument delivered pursuant to this Agreement, shall be made at and as of the date of this Agreement and at and as of the Closing Date hereunder. The representations, warranties, covenants made by the Public Company and the Private Company in this Agreement and in any exhibit, schedule, certificate, instrument delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by the Public Company or the Private Company or any of their representatives shall affect the enforceability of any such representations, warranties, covenants, or undertakings or their survival.

         5.02 No Liabilities. On and after the Closing under this Agreement, no former shareholder, officer or director of the Private Company or Public Company shall, solely by virtue of such status, have any personal liability or obligation for the debts or other liabilities incurred by the Private Company or the Public Company or on behalf of the Private Company or Public Company from and after the Closing. Nothing herein shall diminish in any way any liabilities or obligations of any such person arising from the specific terms of this Agreement, including representations and warranties, indemnification, etc.

         5.03 Indemnification. The Private Company shall indemnify, defend and hold harmless the Public Company and their successors and assigns, from and against any and all loss, liability, claim or expense (including without limitation reasonable attorneys' fees) incurred or suffered as a result of a material breach of a representation or warranty by either of them or failure to comply with this Agreement including all exhibits. The Public Company shall indemnify and hold harmless the Private Company from and against all loss, liability claim or expense (including reasonable attorneys fees) which either of them may incur or suffer as a result of a material breach of a representation or warranty by the Public Company or failure by the Public Company to comply with this Agreement including all exhibits. The provisions of this Section 5.02 shall survive the Closing. For purposes of this section, a loss, liability, claim or expense shall not be deemed material except to the extent that it exceeds $15,000. No claim for indemnity may be brought more than two years after the Closing Date. This right of indemnity shall not be deemed exclusive of other remedies provided by law or by contract.

ARTICLE VI        OTHER AGREEMENTS

         6.01 Continuing Operation of Business. The Public Company and the Private Company agree that after execution of this Agreement and prior to the Closing (except upon the prior written consent of the Public Company and/or the Private Company which will not be unreasonably withheld) they will do the following:

         (a) Carry on their business diligently and in the ordinary course.

Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

         (b) Not incur any additional liabilities or obligations in excess of $10,000 except such liabilities or obligations as the Shareholders consider to be reasonable and necessary for the business.

         (c) Not to organize or engage in any other business or to divert any business outside the Company.

         (d) Not to increase the compensation of any employee of the Company.

         (e) Not to license, assign, sell, transfer or encumber any of the property or assets of the Company including development rights to any new products or services, other than in the ordinary course of business.

         (f) Not to do any act, or omit to do any act, or to permit any act or omission to act, any of which will cause a breach of any contract, agreement, commitment or understanding to which the Company is a party or by which it is bound that is likely to materially and adversely affect its business or financial condition; and

         (g) To prepare and file all required returns for taxes, and other tax reports, filings and amendments thereof required to be filed, and to allow Public Company to review all such returns, reports, filings, and amendments prior to the filing thereof.

         6.02 Inspection; Updated Financial Statements.

         (a) Inspection. The Private Company and the Public Company shall allow the each other and their authorized employees and mutually approved representatives full access during normal business hours and prior to the Closing Date to all of the properties and records of the Company and shall at their own expense furnish to the Public Company and its representatives such information concerning the Company as they may reasonably request. The Public Company and the Private Company and their representatives shall have the right to review and copy such records as they may deem advisable, and shall advise the each other of those items of which copies are made. All such investigations and copies shall be undertaken in strictest confidence and upon request the Public Company and the Private Company and, if requested, each representative shall sign a confidentiality agreement before being permitted to proceed. The Public Company, the Private Company and their representatives, if the transactions contemplated herein are not consummated, the Public Company and the Private Company and their representatives, shall treat all information obtained from others, and not otherwise known to such party or already in the public domain, as confidential, and if the transactions contemplated herein are not consummated, each party shall return to each other party all materials and copies made of materials belonging to the other party.

         (b) Updated Financial Statements. Without limiting the foregoing, the Public Company and the Private Company shall cause to be prepared and shall deliver to each other monthly as requested, as soon as practicable after they have been prepared, unaudited consolidated financial statements (including without limitation, a balance sheet and statements of income and cash flow for the month and cumulative) of their respective companies as prepared in the ordinary course of business, for periods ending after the date of the last Financials delivered hereunder.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

         6.03 No Negotiations. From the date hereof until the Closing or until this Agreement is terminated as provided in Article VII, the Private Company and the Public Company shall not, and will direct the officers, directors, representatives, financial advisors and counsel of the Private Company and the Public Company not to solicit or enter into any discussions or negotiations with, or furnish or cause to be furnished any information concerning, the Private Company or the Public Company to any person or entity (other than the other party and its representatives) in connection with any acquisition of all or any interest in the Private Company or Public Company or product or service developed by the Public Company or the Private Company, whether by merger, sale or purchase of equity interests, sale of all or substantially all of the assets or other takeover or business combination involving any of them.

         6.04 Good Faith Efforts; Further Assurances; Cooperation. The parties hereto shall in good faith undertake to perform their obligations herein, to satisfy all conditions and to cause the transactions contemplated herein to be carried out promptly in accordance with the terms hereof. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other parties hereto in order more effectively to consummate or document the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement.

         6.05 Brokerage Commissions. Each of the parties hereby agrees for the benefit of the others that, other than as stated in the Disclosure Schedule, no person, firm, corporation or other entity is entitled to any brokerage commission or finder's fee in connection with any of the transactions contemplated by this Agreement, arising out of acts by him or it or his or its employees or agents. The Public Company agrees to indemnify and hold harmless the Private Company from and against any and all claims or demands for such commissions or fees based on any arrangement made by the Public Company, and the Private Company agrees to so indemnify and hold harmless the Public Company from and against any and all claims or demands for such commissions or fees based on any arrangement made by the Private Company.

         6.06 Public Announcements. All press releases or other public announcements or information provided relating to the Public Company or the Private Company and their affairs shall be pre-approved by the President of each party prior to release to the public or filing with regulatory authorities. All parties will use their best efforts to cooperate to comply with legal requirements applicable to the release of information about the transaction and the Public Company and the Private Company.

         6.07 Right of Registration. The shareholders of the Private Company shall acquire the Shares of the Public Company for investment and not with a view to distribution and all certificates evidencing the Shares will bear a legend that they may not be sold or transferred except pursuant to an effective registration statement or pursuant to an opinion of counsel that such sale or transfer may take place without violation of law.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

ARTICLE VII       TERMINATION AND ABANDONMENT; SPECIFIC PERFORMANCE

         7.01 Termination and Abandonment. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual agreement of the Private Company and Public Company;

         (b) by the Public Company if the conditions set forth in Sections 2.03 and 2.05 and Article III shall not have been complied with or performed in any material respect and such non-compliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; provided, however, that if such non-compliance or nonperformance can be cured or eliminated, the Public Company shall not so terminate unless it has given the Private Company written notice that non-compliance or non-performance has occurred, specifying the nature thereof and the action required to cure, and (ii) such non-compliance or non-performance shall not have been cured or eliminated within fifteen (15) days of receipt of such notice;

         (c) by the Private Company if the conditions set forth in sections 2.04 and 2.06 and Article IV shall have not been complied with or performed in any material respect and such non-compliance or non-performance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before the Closing Date; provided, however, if such non-compliance or non-performance can be cured or eliminated, the Private Company shall not so terminate unless and until (i) it has given the Public Company written notice that non-compliance or non-performance has occurred, specifying the nature thereof and the action required to cure, and (ii) such non-compliance or non-performance shall not have been cured or eliminated within fifteen (15) days of receipt of such notice;

         (d) by the Public Company or the Private Company by written notice to the other, if any action or proceeding shall have been instituted before any court or other governmental body or by any public authority or any private person, firm, corporation or entity to restrain or prohibit or question the validity or legality of the transactions contemplated by this Agreement or to subject one or more of the parties to this Agreement or the directors or officers of Public Company or the Private Company to liability on the grounds that it or they have breached any law or regulation or otherwise acted improperly in connection with such transactions, other than an action, suit or proceeding instituted by a person other than a governmental authority which, in the written opinion of counsel to the party receiving notice of termination, does not have a substantial likelihood of success; or

         (e) by the Public Company or the Private Company if the Closing has not occurred on or before the required Date of Closing or any agreed upon extension.

         7.02 Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of the others to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails and refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that he or it violates or fails or refuses to perform any covenant or agreement made by him or it herein, the non breaching party or parties may, in addition to any remedies at law for damages or other relief, institute and prosecute an


Initialed by Skip Bennett SB                         Initialed by David Simon DS
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

action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. In addition, within a period of six (6) months following the Date of Closing, should either party be or become in default under any of the terms and conditions of this Agreement which survive the Closing, either party may within such period, and acting by vote of holders of a majority of the Company shares immediately preceding the Closing, upon written notice delivered to the other party rescind the transaction and tender all the Acquisition Shares and receive back in return all the Company Shares, thus returning the Company to the status of a separate and independent company which may continue to operate as its own separate business. This is in addition to any other remedies possessed by the party at law or in equity.

         7.03 Rights and Obligations on Termination.

         (a) Redelivery. If this Agreement is terminated and abandoned as provided herein, or should either party exercise its rights of rescission as set forth in Section 7.02 above, each party hereto will redeliver all documents, work papers and other materials and information, including all copies and summaries thereof of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this paragraph shall not apply to any documents, work papers, materials, or information which are a matter of public knowledge or which have heretofore been or are hereafter published in any publication for public distribution or filed as public information with any governmental authority.

         (b) Continuing Liability. The continuing liability of the parties to this Agreement with respect to any breach of any representation, warranty, covenant or agreement contained in this Agreement shall not be affected by such termination.

ARTICLE VIII      MISCELLANEOUS PROVISIONS

         8.01 Notices. All notices, communications and deliveries hereunder shall be made in writing signed by the party making the same, shall specify the section hereunder pursuant to which it is given, and shall be deemed given on the date delivered if delivered in person or on the third business day after it is mailed if mailed certified first class mail return receipt requested (with postage and other fees prepaid) as follows:

To the Public Company:            SCHIMATIC Cash Transactions Network.com, Inc.
                                  Mr. David J. Simon
                                  13339 Albers St.
                                  Sherman Oaks, CA 91401

with a copy to:                   Joseph E. Diamond, Esq.
                                  18075 Ventura Blvd., Suite 225
                                  Encino, CA 91316

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

To the Private Company:           IC One Inc.
                                  Mr. Skip Bennett
                                  700 South 205 West Suite 200
                                  Salt Lake City, UT 84101

or to such other representative or at such other address as a party hereto may furnish to the other parties in writing. If notice is given of a permitted successor or assign of a party hereto, the notice shall be given as set forth above to such successor or assign of such party.

         8.02 Exhibits and Schedules. All enumerated exhibits and schedules to this Agreement, and any attachments thereto, are hereby incorporated into this Agreement and hereby are made a part hereof as if set out in full in the first place that reference is made thereto. All exhibits, schedules, certificates, information and lists to be disclosed in writing and delivered pursuant to this Agreement shall, if not attached to this Agreement, be delivered to the appropriate party at the address indicated above, shall indicate the section hereunder pursuant to which it was delivered or mailed, and shall be signed or initialed by the party or parties or an attorney-in-fact of the party or parties delivering the same.

         8.03 Time of the Essence, Computation of Time. Time is of the essence of each and every provision of this Agreement which, by its terms, calls for performance by a specified date. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon Saturday, Sunday or any public or legal holiday, whether state or federal, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding regular business day.

         8.04 Assignment; Successors in Interest. No assignment or transfer by Public Company or Private Company of its rights and obligations hereunder prior to the Closing shall be made except with the prior written consent of the other party(ies). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, descendants and permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

         8.05 Number; Gender. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         8.06 Captions; Certain Definitions. The titles and captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of the provisions hereof. The parties agree to all definitions in the statement of parties hereto and in the other introductory language. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Exhibits and Schedules are references to Exhibits and Schedules to this Agreement.

         8.07 Controlling Law, Integration, Amendment; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Utah. This Agreement and the other agreements contemplated hereby supersede all prior negotiations, agreements and understandings between the parties with respect to the subject matter hereof, constitute the entire


Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --
agreement between the parties and may not be altered or amended except in writing signed by the Public Company and the Private Company. The failure of any party hereto at any time or times to require performance of any provisions hereof shall in no manner affect the right to enforce the same. No waiver by any party hereto of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing  waiver  of any such  condition  or  breach  or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

         8.08 Expenses. Each party hereto agrees to pay its own expenses of this Agreement and the transactions contemplated hereby.

         8.09 Arbitration of Disputes. In the event of any controversy or claim arising out of or relating to this Agreement or any act or omission of a party hereunder (a "dispute"), either party (by written notice to the other) may invoke the procedures of this section. Promptly after such notice is given, the Shareholders and senior management of the Public Company and the Private Company will meet to attempt to negotiate a settlement of all pending disputes. If for any reason the parties have not entered into a written settlement of the dispute(s) within 30 days after the original notice, either party may give notice demanding arbitration. Thereafter all pending disputes shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, or such other rules and procedures as the parties may hereafter consent to in writing. The arbitration shall occur in Salt Lake City, Utah, or such other location as is mutually acceptable to the parties. The arbitrator (or a majority thereof, if more than one) shall be licensed to practiced law in Utah and experienced in corporate and contract law, and the arbitrator(s) shall be required to decide each claim in accordance with applicable law and to set forth briefly in writing the award, the rationale of the decision, and those facts considered by the arbitrator(s) to be material to such decision. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This agreement to arbitrate shall be enforceable under the Uniform Arbitration Act. In any action to compel arbitration under this section or to enforce an arbitrament, the prevailing party shall be entitled to an award of its reasonable expenses, including attorneys' fees.

         8.10 Counterparts. This Agreement may be signed by each party upon a separate copy and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of each party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or the terms hereof to produce or account for more than one of such counterparts. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

         8.11 Consent to Jurisdiction. Each of the parties agrees that any suit, action or proceeding arising out of or relating to this Agreement may be instituted in any state or federal court in Salt Lake County, Utah, and each of the parties waives any objection which it may now or hereafter have to the venue of any such suit, action or proceeding and irrevocably consents and submits to the jurisdiction of any such court in any such suit, action or proceeding.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

         8.12 Severability. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

         8.13 Board of Directors of Public Company. Upon Closing, the current Board members of the Public Company will all resign after they have appointed an interim Board of Directors, pending approval by a full shareholders meeting to be made up of a total of five members. The new Board of Directors will be Dan Simons, Paul Christensen, James Biorge, and David Simon.

         8.14 It is the intention of all parties to this agreement that the pre-merger shareholders of the Public Company will own 10% of IC Smartworld, Inc., when this contract has been consummated.

         8.15 All parties to this contract agree to make any technical changes to this contract required for legal or tax purposes.


DULY EXECUTED BY the parties hereto, under seal, as of the day and year first above written.

Public Company:                SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC.

                               By: /s/ David Simon
                                   --------------------------------------------
                                   David Simon

Private Company:               IC ONE, INC.

                               By: /s/ Skip Bennett
                                   --------------------------------------------
                                   Skip Bennett

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

EXHIBIT A

Shareholders of IC One, Inc. (Private Company)





Shareholders of SCHIMATIC Cash Transactions Network.com, Inc. (Public Company)

DAVID J. SIMON                                         845,170
ANTHONY QUINN                                          805,000
RICHARD R. OR NORA J. NEAL                             596,176
BRY BEHRMANN                                           449,750
HERB GOLDMAN TRUST                                     200,750
CARL A. OLSON                                          205,625
CARY LEWELLEN                                          205,625
FROMER FAMILY TRUST                                    200,000
MICHAEL G. JACKSON                                     300,500
ETAN GOLDMAN TRUST                                     125,000
BRIAN MCCRAY TRUST                                     150,000
CARLY MCCRAY TRUST                                     150,000
DAY SIMON TRUST                                        150,000
FRANCES SIMON TRUST                                    150,000
JENNIFER SIMON TRUST                                   150,000
JOSHUA MEEH TRUST                                      150,000
NIKKI SIMON TRUST                                      150,000
TAYLOR MCCRAY TRUST                                    150,000
DONNA KREUTZ                                           106,045
JIM MCKENNA                                            101,783
AMIR GOLDMAN TRUST                                     100,000
DAVID GOLDMAN TRUST                                    100,000
MOHAMED SULTAN AL MUGHAIRY                             100,000
WILLIAM M. SOMERS                                      100,000
THOMAS M. RAWLINS AND MARGARET                          53,272
ANN JTWROS RAWLINS
NEAL MARKS                                              61,142
TIM DEVINE                                              61,142
SUSAN BEHRMANN TRUST                                    50,000
DAVID ELLIOT 2000 SHARES TO MARKEL                      25,218
ANDREA AND AARON MENDELSOHN                             40,000
LAURA AND CHRIS PETTIT                                  40,000
MENDEL WEINMAN                                          40,000
MICHELE AND DARRYL GILBERSTEIN                          40,000
ROGER NEAL                                           illegible

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

JOHN ASH                                                39,356
ROBERT CUMMINGS                                      illegible
STEVE R. AND SHEILA NEAL                                29,833
PAUL D. KRIEG                                           25,000
BRIAN AND RANDI MCCRAY                               illegible
ERIC POPPLETON                                       illegible
KIM WOJCINSKI                                        illegible
AVI A. OSTROWSKY                                        20,000
CELIA S. BEHRMANN TRUST                                 20,000
JOHN BAUTISTA                                        illegible
RUSSELL LAUTOUR                                         54,154
ADAM M. HAZEN TRUST                                     10,000
AUSTIN L. BEHRMANN TRUST                                10,000
BRAD NEAL                                               10,000
BRANDI INDERWIESCHE                                     10,000
BROOK C. BEHRMANN TRUST                                 10,000
BRYANT C. BEHRMANN TRUST                                10,000
BRYANT D. BEHRMANN TRUST                                10,000
GABRIELLE T. BEHRMANN TRUST                             10,000
ISAAC Q. BEHRMANN TRUST                                 10,000
LOGAN BEHRMANN TRUST                                    10,000
MOLLY BLU GRAVIET TRUST                                 10,000
RANDALL D. BEHRMANN                                     10,000
SUDI K. BEHRMANN TRUST                                  10,000
ELAINE K. BEAVON                                         8,524
ELIHU ROMANOFF                                           8,000
ISAAC AKIVA                                              8,000
MARY FOTO                                            illegible
DAVID ZUSSMAN                                            5,001
ROBERT HAYWORD                                           5,001
BRESHA FAMILY TRUST                                      5,000
FLOYD BAPP                                               5,000
SHELDON H. ROSENBERG                                     5,000
STANLEY PELTZ                                            5,000
GERALD LEE TIRELLA                                       4,262
NIKKI SIMON                                              4,262
ROBIN WILSON                                             4,262
CABKO CORPORATION                                        3,201
DARRYL GREEN                                             3,201
RALPH E. AND/OR ELIZABETH WILLIAMS                       3,201
EDWARD AND LINDA BRANDEL                                 2,500
JEFF VANES                                               2,367
NEAL SMITHHAMMER                                         2,367
CHET BRUTON                                              2,237
TRAVIS LARSON                                            2,131

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

JOHN ELYADA                                          illegible
WESTERN BARTER CORP                                  illegible
TOD CONOVER                                          illegible
KEVIN ANDIS                                          illegible
RICHARD TUCKER                                           1,419
CHERYL A. MELVIN                                         1,000
DAVID ZUSSMAN                                            1,000
EDWARD C. NEUMEYER                                       1,000
MICHAEL KING                                             1,000
ROGER ELLSWORTH                                          1,000
KRIS PELKEY                                                946
SCOTT RAWLINS                                              929
CRAIG O'NEIL                                               482
KENNETH J. ALVARADO                                        482
C. MARVIN AND/OR KAREN J. FLAK                             473
RYAN PELKEY                                          illegible
CLAUDEAN GORDON                                            320
JACQUE K. ALVARADO                                         320
JEFFREY K. ALVARADO                                        320
LORRAINE S. ALVARADO                                       320
JOHNNY JAY                                                 250
KELLY AND RYAN YOUNG                                        96
ELAINE K. BEAVON                                       136,000
CEDE & CO.                                             415,180
HERMAN HENNAN                                        illegible
SUSAN HERSHOWITZ                                     illegible
ALAN LEIBOWITZ                                           1,000
LEWCO SECURITIES                                         1,000
ERIC P. LITTMAN                                        125,000
JOHN LORENZO                                             1,000
MICHAEL M. MATLUCK                                       1,000
ALLEN MATHISON                                       illegible
SUSAN SANTAGE                                            1,000
DIAMOND FAMILY TRUST                                   250,000
GREGORY & JUDY MARKEL                                    2,000
FRAN PIAZZA                                              2,000
BRYAN KAUFFMAN                                           4,000
SIMON POLLTAKIS                                          2,000
ELAINE BEAVON                                            5,000
ZACH HALL TRUST FUND                                 illegible
MIKE LATTIMORE                                       illegible
EDMOND COHEN                                            10,000
RENEE FEINSTEIN                                         10,000
LAWRENCE A. DILLARD                                        500
ALFRED MCCRAY                                           10,000
DIANA RICHTER                                            2,000
CARL GILBERG                                             1,000
GEORGE MURRAY                                            1,000
TIA OWEN                                                 2,000
STEPHANIE SHORT                                         20,000
NIKKI SIMON                                          illegible
ROGER NEAL                                           illegible
RAYMOND JACKSON                                      illegible
JIM JACKSON                                              7,000
JON JACKSON                                              7,000
RICHARD SCHOREN                                         21,000
GEOFFREY CHALMERS                                        7,000
CATHERINE ESTES                                      illegible
JENNI SIMON                                          illegible
DIAMOND FAMILY TRUST                                    14,400
JONATHAN SYM                                            25,000
HOWARD GERMAN                                            4,000
ERIC KERNER                                              5,000
SHERWIN ZIMRING                                         32,000
                                                   -----------
Total WILL BE REDUCED TO 7,100,000                   7,970,000

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

EXHIBIT B

                            ASSIGNMENT AND ASSUMPTION
                               July ________, 1999

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged. The undersigned Skip Bennett (the "Shareholder"), by and on behalf of all the shareholders listed on and signatory to Exhibit 1 attached, hereby assigns, transfers, quitclaims, remises and releases to SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC., a Florida corporation (the "Assignee") all the Assignor's right, title and interest in and to __________ (__________) shares of Common Stock of IC One, Inc. a Delaware Corporation (the "Private Company") constituting not less than eighty percent (80%) of the outstanding and committed equity interests therein, together with all the Assignor's right, title and interest in and to the business, properties, assets, good will, licenses and every other property, thing, chose in action or other right or possession of the Private Company, including but not limited to the Assets listed in Exhibit 2 attached hereto and made a part hereof. The Assignor agrees to defend title of the Assignee in and to each and every thing transferred and to execute such documents and to do all such other and further acts and things as the Assignee shall reasonably request to confirm and transfer to the Assignee all the foregoing assets and things.

SUBJECT NEVERTHELESS, to the terms and conditions set forth in the Purchase and Sale Agreement dated as of June 30, 1999 by and between the Assignor and the Assignee (the "Purchase and Sale Agreement"). IN WITNESS WHEREOF, each of the Assignor and the Assignee has hereunto set its hand by its officer hereunto duly authorized as of the date first set forth above.

ASSIGNOR:                         ______________________
                                  , individually and on behalf of
                                  Shareholders listed in Exhibit A

COMPANY:                          IC One, Inc.

                                  By ___________________

                                  Name and Title ___________________

ASSIGNEE:

                                  SCHIMATIC CASH TRANSACTIONS NETWORK.COM, INC.


                                  By ________________________

                                  Name and Title ___________________

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

                                    EXHIBIT 1


                    SEE EXHIBIT A TO REVERSE MERGER AGREEMENT




Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

                                    EXHIBIT 2

ASSETS OF IC One, INC. (Private Company)

As of 5/31/99

LIABILITIES OF IC One, INC. (Private Company)

ASSETS OF SCHIMATIC Cash Transactions Network.com, Inc. (Public Company)

As of 5/31/99

LIABILITIES OF SCHIMATIC Cash Transactions Network.com, Inc. (Public Company)



Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

                                    EXHIBIT C


                              EMPLOYMENT AGREEMENTS




Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

                                    EXHIBIT D

                               DISCLOSURE SCHEDULE

         REFERENCES ARE TO THE APPROPRIATE SECTIONS OF THE REVERSE MERGER AGREEMENT DATED AS OF JUNE 30, 1999.


PRIVATE COMPANY'S DISCLOSURE

3.01(a)           No Change

3.01(c)           No Change

3.02(a)           No Change

3.02(b)           No Change

3.02(c)           No Change.

3.02(d)           No Change.

3.02(e)           No Change.

3.03              No Change

3.04(a)           No Change

3.04(b)           No Change

3.04(c)           No Change

3.05(a)           No Change

3.05(b)           No Change

3.06(a)           List of Contracts. All contracts meet requirements of
                  Section 3.06(a)

3.06(b)           No Change

3.07              No Change

3.08 Officers and Directors; Employment. All such relationships meet the requirements of Section 3.08

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

3.09              No Change

3.10 No Misleading Statements. No such statements or omissions are present.

3.11(a)           No Change

3.11(b)           No Change

3.11(c)           No Change

3.12              No Change





PUBLIC COMPANY'S DISCLOSURE

4.01(a)           No Change

4.01(c)           No Change

4.02(a)           No Change

4.02(b)           No Change

4.02(c)           No Change

4.02(d)           No Change

4.02(e)           MotorSportsApparel receivable is overdue and may be contested.

4.03              No Change

4.04(a)           No Change

4.04(b)           Laptop Lease.
                  Las Vegas office lease.
                  Wilshire office lease.

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

4.04(c) ECWare & Live Picture source code not owned products are licensed. Cybercash & Verisign are subscribed to, only integration code is owned.

4.05(a)           Preview Marketing
                  PioneerNet USA

4.05(b)           No Change

4.06(a)           List of Contracts. All contracts meet requirements of
                  Section 4.06(a) MotorsportsApparel.com Live Picture Cybercash Verisign ECWare Laptop lease Wilshire office lease Las Vegas office lease Eric Poppleton Photography Axis Images Pioneer Internet Access Ron Kuchler/Bill Nychay Agreement Cell phones Cohen, Brame, & Smith

4.06(b)           No Change

4.07              No Change

4.08 Officers and Directors; Employment. All such relationships meet the requirements of Section 4.08

4.09 R&D pays to David Simon office rent in the amount of $800 per month for use of Sherman Oaks office space (1000 sq. ft.).

4.10              No Change

4.11(a)           No Change

4.11(b)           No Change

4.11(c)           No Change

4.12              No Change

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

                                    EXHIBIT E



                           MEMORANDUM OF UNDERSTANDING


Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

Various initials

                           Memorandum of Understanding


         This Memorandum of Understanding ("MOU"), dated this June 2, 1999, is executed by and between IC One, Inc., a Delaware corporation ("IC One"), Schimatic Technologies, Inc., a Florida Corporation ("STI"), MGM Financial Corporation, a California corporation ("MGM") and Mortgage Capital, Inc. a Utah corporation ("MCI").

         A. STI is a public corporation traded on NASDAQ (OTC-BB) trading under the symbol SCTN and engaged in among others, electronic commerce and Internet services.

         B. IC One is a privately held corporation primarily engaged in enabling electronic commerce using certain patented smart card technology and other inventions for high speed Internet access.

         C. MGM is a privately held corporation primarily engaged in providing financial consulting services.

         D. MCI is a privately held corporation primarily engaged in providing financial consulting services.

         E. IC One and STI want to expand their respective businesses by through certain business combinations as outline herein. MGM and MCI are acting as financial consultants to the parties for this transaction and for certain long term financing.

         1. Term. The term of this MOU shall commence on the date stated above and shall, unless earlier terminated as provided herein, automatically terminate sixty (60) days thereafter.

         2. Documentation. The parties intend to finalize this transaction through one or more final documents that will be drafted and negotiated as soon as possible after the effective date of this MOU ("Final Documents").

         3. IC One and STI Business Combination. IC One will agree to grant STI an exclusive license to all of its proprietary intellectual property, exclusive of licenses already granted in the ordinary course of business to others. IC One will also transfer 10% of restricted common stock or approximately 5 million shares, to STI. In exchange STI will issue 42.6 million shares of restricted stock to IC One and 300 thousand shares to MGM. After the transaction, IC One will own approximately 87% of STI. After the transaction, IC One agrees that it will not, without the consent of a majority of the current shareholders if STI, engage in any transaction that results in financial dilution to such shareholders. After the transaction, IC One agrees to exercise its control of STI to cause STI to execute an employment agreement with David J. Simon and to elect him to the board of directors of IC One.

Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

         4. MGM Bridge Financing. MGM agrees to provide bridge financing to IC One and STI in the amount of $250,000 and $50,000 respectively, by wire transfer within twenty-four hours of the effective date of this MOU. The bridge financing will be in the form of notes payable and the terms will be negotiated by the parties thereto following the execution of this MOU.

         5. Warranties and Representations.

                  5.1 IC One warrants and represents that it has authorized capital of 50 million shares, of which approximately 48 million are issued, outstanding or committed for issuance.

                  5.2 STI warrants and represents that it is a public corporation currently traded on NASDAQ (OTC-BB) and has authorized capital of 50 million shares of which approximately 7.1 million shares are issued and outstanding.

                  5.3 Each of the parties hereto shall be required to make usual and customary warranties and representations regarding the transactions contemplated hereby in the Final Documents. Such warranties and representations shall be satisfactory to the parties that are intended to be beneficiaries of such warranties and representations.

         6. Long-Term Financing. The parties agree to cooperate in raising additional financing for IC One and STI. The parties expect that IC One and MGM, and STI and MGM will negotiate shortly after the execution of this MOU additional financing agreements whereby IC One agrees to pledge as collateral its key smart card patent for additional bridge financing in the amount of $2.75 million to carry IC One through the consummation of the transactions contemplated hereby. MGM and STI will negotiate a bridge loan in the amount of $250 thousand to carry it through the consummation of the transactions contemplated hereby. MGM will release the patent as collateral upon payment of the note.

         7. Termination. Either STI or IC One may terminate this MOU upon written notice to the other party in the event that either STI or IC One, as the case may be, determines during the course of due diligence that any of the warranties and representations made herein, or required to be made herein, are materially false. In addition, either party may terminate this MOU if any party fails to comply with its obligations hereunder.

         8. Miscellaneous. The substantive laws of the State of Utah shall govern this MOU. Any litigation undertaken under this MOU to enforce the terms of this MOU or arising out of the negotiations leading up to this MOU shall be subject to the exclusive jurisdiction in the State of Utah. This MOU integrates all other discussions, memoranda, documentation coming within the scope of this MOU and merges all prior such discussions, memoranda and documents.


Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --

         9. Signatures.

IC One, Inc.                                  Schimatic Technologies, Inc.

Signature /s/ Arthur D. Bennett               Signature /s/ David J. Simon
          ------------------------                      ------------------------
           Arthur D. Bennett                             David J. Simon
           President                                     Chief Executive Officer

MGM Financial Corporation                     Mortgage Capital, Inc.

Signature /s/ Carl Gillberg                   Signature /s/ Jeril D. Winger
          ------------------------                      ------------------------
           Carl Gillberg                                 Jeril D. Winger
           President                                     President/Chairman


Initialed by Skip Bennett SB                         Initialed by David Simon DS
                          --                                                  --
                                       E-4